[LANE ALTMAN & OWENS LETTERHEAD]
                                                            September 20, 1995




          Sheldon Curtis, Vice President
            and General Counsel
          Dean Witter InterCapital, Inc.
          Two World Trade Center
          New York, NY 10048

              RE:  DEAN WITTER INFORMATION FUND

          Dear Sir:

              We understand that the trustees (the "Trustees") of Dean Witter Information Fund, a Massachusetts business trust (the "Trust"), intend, on or about September 21, 1995, to cause to be filed on behalf of the Trust a Pre-effective Amendment No. 1 to Registration Statement No. 33-87472 (as amended, the "Registration Statement") for the purpose of registering for sale Shares of Beneficial Interest, $.01 par value, of the Trust (the "Shares"). We further understand that the Shares will be issued and sold pursuant to an underwriting agreement (the "Underwriting Agreement") and a distribution agreement (the "Distribution Agreement") to be entered into between the Trust and Dean Witter Distributors Inc.

              You have requested that we act as special counsel to the Trust regarding certain matters of Massachusetts law respecting the organization of the Trust, and in such capacity we are furnishing you with this opinion.

              The Trust, originally created under the name TCW/DW Global Communications Fund, is organized under a written declaration of trust finally executed and filed in Boston, Massachusetts on December 8, 1994 and amended by an instrument filed on August 16, 1995 (collectively, the "Trust Agreement"). The Trustees (as defined in the Trust Agreement) have the powers set forth in the Trust Agreement, subject to the terms, provisions and conditions therein provided.

              In connection with the opinions set forth herein, you and the Trust have provided to us originals, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things: a copy of the Trust Agreement; forms of the Underwriting and Distribution Agreements; and the Registration

                                                Sheldon Curtis, Vice President
                                                 and General Counsel
                                                Dean Witter InterCapital, Inc.
                                                September 20, 1995
                                                Page 2

          Statement (including the exhibits thereto). We have assumed that the by-laws filed as an exhibit to the Registration Statement have been duly adopted by the Trustees. We have also reviewed and relied upon a certificate of the Secretary of State of the Commonwealth of Massachusetts dated September 19, 1995 attesting to the valid existence of the Trust.

              In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures, (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us, (iii) that the resolutions provided have been duly adopted by the Trustees, and (iv) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above. We have also examined such questions of law as we have concluded necessary or appropriate for purposes of the opinions expressed below. Where documents are referred to in resolutions approved by the Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement, or otherwise. When any opinion set forth below relates to the existence or standing of the Trust, such opinion is based entirely upon and is limited by the items referred to above, and we understand that the foregoing assumptions, limitations and qualifications are acceptable to you.

              Based upon the foregoing, and with respect to Massachusetts law only (except that no opinion is herein expressed with respect to compliance with the Massachusetts Uniform Securities Act), to the extent that Massachusetts law may be applicable, and without reference to the laws of any of the other several states or of the United States of America, including State and Federal securities laws, we are of the opinion that:

              1. The Trust is a business trust with transferable shares, organized in compliance with the requirements of The Commonwealth of Massachusetts and the Trust Agreement is legal and valid.

              2. The Shares to which the Registration Statement relates and which are to be registered under the Securities Act of 1933, as amended, will be legally and validly issued upon receipt by the Trust of consideration determined by the Trustees in compliance with
          Article VI, Section 6.4 of the Trust Agreement. We are further of the opinion that such Shares, when issued, will be fully paid and non-assessable by the Trust.

                                                Sheldon Curtis, Vice President
                                                 and General Counsel
                                                Dean Witter InterCapital, Inc.
                                                September 20, 1995
                                                Page 3


              We understand that you will rely on this opinion solely in connection with your opinion to be filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement. We hereby consent to such use of this opinion and we also consent to the filing of said opinion with the Securities and Exchange Commission. In so consenting, we do not thereby admit to be within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                          Very truly yours,


                                                       /s/ LANE ALTMAN & OWENS
                                                           LANE ALTMAN & OWENS



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